BioSpecifics Announces Approval of XIAFLEX® in Japan for the
Treatment of Dupuytren’s Contracture

LYNBROOK, NY – July 20, 2015 - BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products, announced that Asahi Kasei Pharma Corporation (Asahi Kasei) has received approval for its regulatory application to the Japanese Pharmaceutical and Medical Device Agency (PMDA) for XIAFLEX® (collagenase clostridium histolyticum) for the treatment of patients with Dupuytren’s contracture in Japan. Asahi has the rights to develop and market XIAFLEX in Japan through an agreement with BioSpecifics’ partner Endo International plc (Endo). BioSpecifics will receive a milestone payment upon commercial launch in Japan.

"This approval in Japan marks another milestone in our globalization strategy for XIAFLEX and we look forward to the upcoming commercial launch. We believe Asahi Kasei’s strong development and commercialization organizations will greatly enhance the sales potential of XIAFLEX in this region," commented Thomas L. Wegman, President of BioSpecifics. “We are very happy that these patients now have a minimally-invasive non-surgical treatment option available to them.”

About Dupuytren's Contracture

Dupuytren's contracture is caused by an abnormal accumulation of collagen in the palm of the hand characterized by the formation of nodules or lumps in the early stages. As the disease progresses, a cord is formed and the fingers may become progressively contracted.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is approved for marketing as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with up to two palpable cords in the same palm and for Peyronie's disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy. XIAFLEX is marketed in the U.S. by BioSpecifics' partner, Endo International plc (Endo), following the acquisition of Auxilium Pharmaceuticals, Inc. by Endo. Endo has the following partnerships outside the U.S. for XIAFLEX in Dupuytren's contracture and Peyronie's disease: Swedish Orphan Biovitrum AB has marketing rights for XIAPEX® (the EU tradename for CCH) in 71 Eurasian and African countries, Actelion Pharmaceuticals Ltd. has rights in Canada, Australia, Mexico and Brazil, and Asahi Kasei Pharma Corporation in Japan. CCH is in clinical development for the treatment of several additional promising indications. Endo is managing the clinical development of CCH for frozen shoulder syndrome and cellulite as well as development in canine lipoma. BioSpecifics is currently managing the clinical development of CCH for the treatment of human lipoma and preclinical development for uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements." The forward-looking statements include statements concerning, among other things, whether BioSpecifics will receive a milestone payment upon commercial launch in Japan and whether and to what extent Asahi Kasei’s development and commercialization organizations will enhance the sales potential of XIAFLEX in Japan. In some cases, these statements can be identified by forward-looking words such as "believe, and whether BioSpecifics "expect," "anticipate," "plan," "estimate," "likely," "may," "will," "could," "continue," "project," "predict," "goal," the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics' current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics' actual results to differ materially from those indicated by such forward-looking statements including, among other things, the ability of Endo and its partners, Asahi Kasei Pharma Corporation, Actelion Pharmaceuticals Ltd. and Swedish Orphan Biovitrum AB, to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and timing, initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma, canine lipoma and uterine fibroids; the potential of CCH to be used in additional indications; Endo modifying their objectives or allocating resources other than to CCH; and other risk factors identified in BioSpecifics' Quarterly Report on Form 10-Q for the first quarter ended March 31, 2015, its Annual Report on Form 10-K for the year ended December 31, 2014, and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this Report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this Report and, except as may be required by law, the Company assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com